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                                                                 EXHIBIT 10.5



                           SMITH INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          (Effective October 1, 1993)
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                               TABLE OF CONTENTS

                                                                    Section
ARTICLE ONE - PURPOSE OF PLAN

ARTICLE TWO - DEFINITIONS

        Administrative Committee...................................     2.1
        Beneficiary................................................     2.2
        Board......................................................     2.3
        Bonus......................................................     2.4
        Bonus Agreement............................................     2.5
        Code.......................................................     2.6
        Company....................................................     2.7
        Compensation...............................................     2.8
        Compensation Committee.....................................     2.9
        Deferral Agreement.........................................    2.10
        Deferred Compensation Ledger...............................    2.11
        Determination Date.........................................    2.12
        Employee...................................................    2.13
        Employment.................................................    2.14
        Financial Emergency........................................    2.15
        Interest Equivalents.......................................    2.16
        Participant................................................    2.17
        Plan.......................................................    2.18
        Plan Year..................................................    2.19
        Retirement Date............................................    2.20
        Subsidiary.................................................    2.21
        Total and Permanent Disability.............................    2.22
        Trust......................................................    2.23
        Trustee....................................................    2.24

ARTICLE THREE - ADMINISTRATION

        Composition of Administrative Committee....................     3.1
        Administration of Plan.....................................     3.2
        Action by Committee........................................     3.3
        Delegation.................................................     3.4
        Reliance Upon Information..................................     3.5
        Responsibility and Indemnity...............................     3.6

ARTICLE FOUR - PARTICIPATION

        Eligibility of Employees...................................     4.1
        Notification of Eligible Employees.........................     4.2
        Compensation Deferral Agreement............................     4.3
        Bonus Deferral.............................................     4.4




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         Suspension of Deferral for Financial Emergency ...........     4.5
         Company Contributions.....................................     4.6
         Vesting...................................................     4.7

ARTICLE FIVE - DEFERRAL OF COMPENSATION AND ALLOCATION OF
INTEREST EQUIVALENTS

         Deferral of Compensation and/or Bonus.....................     5.1
         Interest Equivalents......................................     5.2
         Determination of Account..................................     5.3

ARTICLE SIX - DISTRIBUTIONS

         Amount of Deferred Compensation Subject to Distribution...     6.1
         Form of Distributions  ...................................     6.2
         Timing of Distributions...................................     6.3
         Advance Distribution Election Required....................     6.4
         Distribution due to Financial Emergency...................     6.5
         Payor of Deferred Compensation............................     6.6
         Claims Procedures.........................................     6.7
         Reimbursement of Participant..............................     6.8
         Facility of Payments......................................     6.9
         Beneficiary Designations..................................    6.10
         Withholding of Taxes......................................    6.11

ARTICLE SEVEN - RIGHTS OF PARTICIPANTS

         Annual Statement to Participants..........................     7.1
         Limitation of Rights......................................     7.2
         Nonalienation of Benefits.................................     7.3

ARTICLE EIGHT - MISCELLANEOUS

         Amendment or Termination of the Plan......................     8.1
         Powers of the Company.....................................     8.2
         Waiver....................................................     8.3
         Separability..............................................     8.4
         Gender, Tense and Headings................................     8.5
         Governing Law.............................................     8.6
         Notice....................................................     8.7
         Effective Date............................................     8.8

                           SMITH INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                  ARTICLE ONE

                                PURPOSE OF PLAN

         The purpose of this Supplemental Executive Retirement Plan is to provide benefits in the form of unfunded deferred compensation to a select group of management or highly compensated employees who contribute materially to the continued growth, development and business success of the Company. It is also intended that the Plan may be "informally funded" at some future date by setting aside assets in a grantor trust of the type commonly referred to as a "rabbi trust." The Plan shall be effective as of October 1, 1993.

                                  ARTICLE TWO
                                  DEFINITIONS

         In addition to the terms defined in the text hereof, each term below shall have the meaning assigned thereto for all purposes of the Plan unless the context reasonably requires a broader, narrower or different meaning.

         2.1 ADMINISTRATIVE COMMITTEE. "Administrative Committee" means the committee described in Article Three of the Plan.

         2.2 BENEFICIARY. "Beneficiary" means the beneficiary or beneficiaries designated by the Participant to receive any amounts distributable under the Plan upon the death of the Participant.

         2.3     BOARD.  "Board" means the Board of Directors of the Company.

         2.4 BONUS. "Bonus" means any amount payable to the employee during a Plan Year as an award granted under the Smith International, Inc. Annual Incentive Plan or any successor thereto.

         2.5 BONUS AGREEMENT. "Bonus Agreement" means a separate written agreement entered into by and between the Company and a Participant during a Plan Year, which agreement describes the terms and conditions of such Participant's arrangement to defer all or any portion of his Bonus that may be awarded with respect to such Plan Year. The Bonus Agreement shall be used only to the extent that the Participant did not indicate a Bonus deferral election on his Deferral Agreement for such Plan Year. The Bonus Agreement shall be executed and dated by the Participant and shall specify (i) the amount of Bonus, by percentage or dollar amount, to be deferred, (ii) the date or dates for payment of deferred Bonuses with credited Interest Equivalents, and (iii) the method that the deferred Bonuses are to be paid, such as lump sum or installment payments. The date(s) and method of payment for deferred Bonuses must be consistent with the Participant's similar elections for deferred Compensation, i.e., all amounts deferred hereunder shall be paid at the same time or times and by the same payment method. In the event of any discrepancy between the date(s) and payment method indicated on the

Participant's Deferral Agreement and on his Bonus Agreement, the Deferral Agreement shall control.

         2.6 CODE. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority. References herein to any section of the Code shall include references to any successor section or provision of the Code.

         2.7 COMPANY. "Company" means Smith International, Inc. or any successor thereto.

         2.8 COMPENSATION. "Compensation" means the salary and other cash remuneration that is payable by the Company to the Employee during a Plan Year for compensatory services rendered, excluding any Bonuses and reimbursements of business and other expenses.

         2.9 COMPENSATION COMMITTEE. "Compensation Committee" means the Compensation Committee of the Board.

         2.10 DEFERRAL AGREEMENT. "Deferral Agreement" means a separate written agreement entered into by and between the Company and a Participant prior to the commencement of a Plan Year, which agreement describes the terms and conditions of such Participant's deferred compensation arrangement hereunder for the Plan Year. The Deferral Agreement shall be executed and dated by the Participant and shall specify (i) the amount of Compensation and/or Bonus, by percentage or dollar amount, to be deferred, (ii) the date or dates for payment of deferred amounts with credited Interest Equivalents, and
(iii) the method that the deferred amount are to be paid, such as lump sum or installment payments.

         2.11 DEFERRED COMPENSATION LEDGER. "Deferred Compensation Ledger" means the appropriate accounting records maintained by the Administrative Committee for the Participants which set forth the name of each Participant and separate accounts reflecting for each Participant (i) the amount of Compensation and Bonus deferred pursuant to Article Four of the Plan, (ii) the amount of Company contributions made pursuant to Article Four, and (iii) the amount of Interest Equivalents credited to the Participant's accounts pursuant to Article Five. The Deferred Compensation Ledger shall be utilized solely as a device for the measurement and determination of the contingent amounts to be paid to Participants under the Plan. The Deferred Compensation Ledger shall not constitute or be treated as an escrow, trust fund, or any other type of funded account of whatever kind for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered "plan assets" for ERISA purposes. In addition, no economic benefit or constructive receipt of income shall be provided to any Participant for purposes of the Code until cash payments under the Plan are actually made to the Participant. The Deferred Compensation Ledger shall record the bookkeeping entries relating to the contingent benefits that the Company intends to provide to Participants and shall thus reflect a mere promise to pay such amounts in the future.

         2.12 DETERMINATION DATE. "Determination Date" means, with respect to a Participant, the termination of his Employment due to his death, Total and Permanent Disability, retirement or another reason.

         2.13 EMPLOYEE. "Employee" means a member of a select group of management or highly compensated employees of the Company or a Subsidiary, as determined by the Compensation Committee for each Plan Year.

         2.14 EMPLOYMENT. "Employment" means employment as an Employee. In this regard, neither the transfer of a Participant from employment by the Company to employment by a Subsidiary nor the transfer of a Participant from employment by a Subsidiary to employment by the Company shall be deemed to be a termination of Employment by the Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or authorized vacation, or during temporary leaves of absence from active employment granted by the Company or a Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of (i) any enforceable employment or other agreement or
(ii) any applicable law, such as the federal Family and Medical Leave Act of 1993.

         2.15 FINANCIAL EMERGENCY. "Financial Emergency" means an unforeseeable emergency and severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but a Financial Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved;

          (i) Through reimbursement or compensation by insurance or otherwise,

         (ii) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

        (iii)    By cessation of Compensation or Bonus deferrals under the Plan.

         By way of example, the need to send a Participant's child to college or the desire to purchase a home would not be considered a Financial Emergency.

         Withdrawals of amounts because of a Financial Emergency shall only be permitted to the extent reasonably needed to satisfy the emergency need. The Administration Committee, in its discretion, shall determine whether a Financial Emergency has occurred and the amount needed to satisfy the emergency need. The Participant must provide the Administrative Committee with all relevant information needed to make these determinations.

         2.16 INTEREST EQUIVALENTS. "Interest Equivalents" means the hypothetical amounts credited as interest to the balances in the Participant's accounts under the Deferred Compensation Ledger pursuant to Article Five.

         2.17 PARTICIPANT. "Participant" means an Employee who has been selected by the Compensation Committee to participate in the Plan.

         2.18    PLAN.  "Plan" means the Smith International, Inc.
Supplemental Executive Retirement Plan as set forth herein, and as the same may hereafter be amended from time to time.

         2.19 PLAN YEAR. "Plan Year" means the calendar year commencing on January 1; provided, however, the first Plan Year shall be a short year that commences on October 1, 1993 and ends on December 31, 1993.

         2.20 RETIREMENT DATE. "Retirement Date" means the first day of the month coincident with or next following the sixty-fifth birthday of a Participant (or such other retirement age specified in his Deferral Agreement) or the date of his actual termination of Employment, if later.

         2.21 SUBSIDIARY. "Subsidiary" means any wholly-owned subsidiary of the Company or any wholly-owned subsidiary thereof, or any other corporation or business venture in which the Company owns, directly or indirectly, a significant financial interest provided that (i) the Board designates such corporation or business venture to be a Subsidiary for the purposes of this Plan for any Plan Year and (ii) the Board of Directors (or equivalent governing authority) of such corporation or business venture consents to being designated as a Subsidiary.

         2.22 TOTAL AND PERMANENT DISABILITY. "Total and Permanent Disability" means a physical or mental impairment which (i) renders the Participant incapable of performing the material duties of his occupation (ii) lasts for at least six consecutive months, and (iii) is a permanent and irrevocable condition or it will last for an indefinite duration as determined by a Physician selected or pre-approved by the Administrative Committee. The determination of whether a Total and Permanent Disability has occurred shall be made by the Administrative Committee in its discretion based on the advice of a Physician.

         2.23 TRUST. "Trust" means a grantor trust of the type commonly referred to as a "rabbi trust' if one is created to "informally fund" contingent benefits payable under the Plan.

         2.24 TRUSTEE. "Trustee" means the duly appointed and acting trustee of the Trust, and any successor thereto.

                                 ARTICLE THREE
                                 ADMINISTRATION

         3.1 COMPOSITION OF ADMINISTRATIVE COMMITTEE. The Administrative Committee shall be comprised of such officers of the Company as chosen by the Compensation Committee to constitute the Administrative Committee. Each member of the Administrative Committee shall serve at the pleasure of the Compensation Committee and the Compensation Committee may remove or replace a member of the Administrative Committee pursuant to procedures established by the Compensation Committee.

         A member of the Administrative Committee may also be a Participant. A member of the Administrative Committee who is also a Participant shall not vote or otherwise act on any matter relating solely to himself.

         The members of the Administrative Committee shall not receive any special compensation for serving in their capacities as members of the Administrative Committee but shall be reimbursed by the Company for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administrative Committee or any member thereof.

         3.2     ADMINISTRATION OF PLAN.   The Administrative Committee shall
operate, administer, interpret, construe and construct the Plan, including correcting any defect, supplying any omission or reconciling any inconsistency. The Administrative Committee shall have all powers necessary or appropriate to implement and administer the terms and provisions of the Plan. The determination of the Administrative Committee as to the proper interpretation, construction, or application of any term or provision of the Plan shall be final, binding, and conclusive with respect to all interested persons.

         3.3 ACTION BY COMMITTEE. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before the meeting and shall be the act of the Administrative Committee. In addition, the Administrative Committee may take any other action otherwise proper under the Plan by an affirmative vote, taken without a meeting, of a majority of its members.

         3.4 DELEGATION. The Administrative Committee may, in its discretion, delegate one or more of its duties to its designated agents or to employees of the Company or a Subsidiary, but may not delegate its authority to make the determinations specified in Section 3.2.

         3.5 RELIANCE UPON INFORMATION. No member of the Administrative Committee shall be liable for any decision, action, omission, or mistake in judgment, provided that he acted in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any decision or action taken by the Administrative Committee in reasonable reliance upon any information supplied to it by the Board, the Compensation Committee, any employee of the Company or a Subsidiary, the Company's legal counsel, or the Company's independent accountants shall be deemed to have been taken in good faith.

         The Administrative Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action, proceeding or question at law, and shall not be liable with respect to any action taken, or omitted, in good faith pursuant to the advice of such counsel.

         3.6 RESPONSIBILITY AND INDEMNITY. To the full extent permitted by law, Smith International, Inc. and each Subsidiary (collectively, the "Employer") jointly and severally shall indemnify and hold harmless each past, present and future member of the Administrative Committee and each other employee who acts in the capacity of an agent, delegate or representative of the Administrative Committee or the Company under the Plan (hereafter, all such indemnified persons shall be jointly and severally referred to as "PLAN A RATION EMPLOYEE") against, and each Plan Administration Employee shall be entitled without further act on his part to indemnity from the Employer for, any and all losses, claims, damages, judgments, settlements, liabilities, expenses and costs (and all actions in respect thereof and any legal or other costs and expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the cost of investigating, preparing or defending any pending threatened or anticipated possible action, claim, suit or other proceeding, whether or not in connection with litigation in which the Plan Administration Employee is a party, (collectively, the "Losses"), as and when incurred, directly or indirectly, relating to, based upon, arising out of, or resulting from his being or having been a Plan Administration Employee; provided, however, that such indemnity shall not include any Losses incurred by such Plan Administration Employee (i) with respect to any matters as to which he is finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence, bad faith or intentional misconduct in the performance of his duties as a Plan Administration Employee, or (ii) with respect to any matter to the extent that a settlement thereof is effected in an amount in excess of the amount approved by the Company (which approval shall not be unreasonably withheld), and, further, no right of indemnification hereunder shall be available to, or enforceable by, any such Plan Administration Employee unless, within thirty (30) days after his actual receipt of service of process in any such action, suit or other proceeding (or such longer period as may be approved by the Company), he shall have offered the Company in writing, the opportunity to handle and defend same at its sole expense, and the decision by the Company to handle such proceeding shall conclusively determine that the Plan Administration Employee is entitled to the indemnity provided herein. The foregoing right of indemnification shall be in addition to any liability that the Employer may otherwise have to the Plan Administration Employee.

         THE EMPLOYER'S OBLIGATION HEREUNDER TO INDEMNIFY THE PLAN ADMINISTRATION EMPLOYEE SHALL EXIST WITHOUT REGARD TO THE CAUSE OR CAUSES OF THE MATTERS FOR WHICH INDEMNITY IS OWED AND EXPRESSLY INCLUDES (BUT IS NOT LIMITED TO) THE lOSSES, DIRECTLY OR INDIRECTLY, RELATING TO, BASED UPON, ARISING OUT OF, OR RESULTING FROM ANY ONE OR MORE OF THE FOLLOWING:

                 (i) THE SOLE NEGLIGENCE OR FAULT OF ANY PLAN ADMINISTRATION EMPLOYEE OR COMBINATION OF PLAN ADMINISTRATION EMPLOYEES;

                 (ii)     THE SOLE NEGLIGENCE OR FAULT OF THE EMPLOYER;

                 (iii)    THE SOLE NEGLIGENCE OR FAULT OF THIRD PARTIES;

                 (iv) THE CONCURRENT NEGLIGENCE OR FAULT OR ANY COMBINATION OF THE PLAN ADMINISTRATION EMPLOYEE AND/OR THE EMPLOYER AND/OR ANY THIRD PARTY; AND

                 (v) ANY OTHER CONCEIVABLE OR POSSIBLE COMBINATION OF FAULT OR NEGLIGENCE, IT BEING THE SPECIFIC INTENT OF THE EMPLOYER TO PROVIDE THE MAXIMUM POSSIBLE INDEMNIFICATION PROTECTION HEREUNDER, BUT EXCLUDING ANY SUCH lOSSES THAT ARE FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR INTENTIONAL MISCONDUCT OF THE PLAN ADMINISTRATION EMPLOYEE.

         The Plan Administration Employee shall have the right to retain counsel of its own choice to represent it, however, such counsel shall be acceptable to the Employer which acceptance shall not be unreasonably withheld. The Employer shall pay the fees and expenses of such counsel and such counsel shall to the full extent consistent with its professional responsibilities cooperate with the Employer and any counsel designated by it. The Employer shall be liable for any settlement of any claim against the Plan Administration Employee made with the written consent of the Employer which consent shall not be unreasonably withheld.

         The foregoing right of indemnification shall inure to the benefit of the successors and assigns, and the heirs, executors, administrators and personal representatives of each Plan Administration Employee, and shall be in addition to all other rights to which the Plan Administration Employee may be entitled as a matter of law, contract, or otherwise.

                                  ARTICLE FOUR
                                 PARTICIPATION

         4.1 ELIGIBILITY OF EMPLOYEES. The Compensation Committee shall have the sole and exclusive authority and discretion to designate Employees who are eligible to participate in the Plan. Only Employees who are members of a select group of management or highly compensated Employees shall be eligible for selection by the Compensation Committee.

         4.2 NOTIFICATION OF ELIGIBLE EMPLOYEES. Within thirty (30) days prior to the beginning of each Plan Year, the Administrative Committee, as directed by the Compensation Committee, shall notify in writing each of the Employees who are eligible to elect to defer Compensation under the Plan; provided, however, with respect to the first Plan Year, eligible Employees shall be notified at any time prior to October 1, 1993. The Compensation Committee shall also have the right to designate Employees as Participants at any time during a Plan Year. Each Employee who has been designated as a Participant by the Compensation Committee in any Plan Year shall remain eligible to defer Compensation and/or Bonuses hereunder unless and until the Compensation Committee determines that he is no longer eligible to authorize such deferrals and notifies Employee of same. An Employee (or in the event of his death, his Beneficiary) shall be a Participant hereunder as long as he has any balance credited to his accounts under the Deferred Compensation Ledger, regardless of whether he is eligible to authorize Compensation and/or Bonus deferrals hereunder for any Plan Year.

         4.3 COMPENSATION DEFERRAL AGREEMENT. After an Employee has been notified by the Administrative Committee that he is eligible to participate in the Plan for the relevant Plan Year, he must, in order to defer Compensation with respect to such Plan Year, notify the Administrative Committee of his deferral election by completing and executing a Deferral Agreement. The Employee cannot defer more than fifty percent (50%) of his Compensation for a Plan Year or the portion thereof that he is a Participant. Any Deferral Agreement that is not completed and signed by the Employee, and received and accepted by the Administrative Committee, on or prior to the last day of the Plan Year immediately preceding the Plan Year for which the Employee is notified that he may make a deferral election, shall be treated as the Employee's election not to defer Compensation for that Plan Year. Notwithstanding any provision herein to the contrary, with respect to the first Plan Year, an Employee may defer up to seventy-five (75%) of his Compensation for services to be performed during the Plan Year subsequent to receipt and approval of his Deferral Agreement by the Administrative Committee. Deferral Agreements for the first Plan Year must be received and accepted on or before September 30, 1993 subject to the 30-day rule described in the next paragraph.

         If an Employee is designated by the Compensation Committee as a Participant for the first time, the newly eligible Participant, in order to defer Compensation hereunder, must complete and execute a Deferral Agreement and return it to the Administrative Committee within thirty (30) days of the effective date on which the Employee first became a Participant. Such Deferral Agreement shall only apply to defer Compensation for services to be performed for the remainder of the Plan Year by the Participant provided that such services are to be performed subsequent to receipt and approval of his Deferral Agreement by the Administrative Committee.

         The amount of Compensation elected to be deferred pursuant to a Deferral Agreement shall be withheld on a pro rata basis from the Participant's regular payments of Compensation for each pay period during the Plan Year unless otherwise designated by the Participant in his Deferral Agreement.

         4.4 BONUS DEFERRAL. Bonuses are payable under the Company's Annual Incentive Plan in the discretion of the Compensation Committee. Regardless of any services performed during a year on behalf of the Company, no Participant will accrue any right to receive any Bonus until it is actually awarded to him in the discretion of the Compensation Committee. A Participant's election to defer all or any portion of his Bonus that may be awarded with respect to any Plan Year must be made prior to the earliest of (i) the last day of the Plan Year, (ii) the date on which the fact that a Bonus is to be awarded to the Participant becomes fixed or determinable, or (iii) the date on which the amount of Bonus to be awarded to the Participant is determined or determinable. A Participant may make a deferral election with respect to the amount of any Bonus that may be awarded with respect to the Plan Year when completing his Deferral Agreement for that Plan Year. To the extent that a Participant does not elect to defer any portion of his potential Bonus in his Deferral Agreement, the Administrative Committee will provide such Participant with a Bonus Agreement during the last quarter of the Plan Year. The Participant may elect to defer all or any portion of his potential Bonus by completing and executing a Bonus Agreement and returning it to the Administrative Committee at any time prior to the last day of the Plan Year provided that the other timing conditions for the deferral of Bonus awards, as set forth in the preceding provisions of this paragraph, have been satisfied.

         The dollar amount or percentage of a Bonus elected to be deferred under this Section shall be deferred in one lump sum and shall be deemed to have been deferred on the date the deferred portion of the Bonus would otherwise have been paid to the Participant in the absence of his deferral election. Any Bonus deferral election hereunder, whether made in the Participant's Deferral Agreement or in his Bonus Agreement, shall be void and ineffective to the extent that no Bonus is awarded to the Participant with respect to the Plan Year.

         4.5     SUSPENSION OF DEFERRAL FOR FINANCIAL EMERGENCY.    All
deferrals of Compensation and Bonuses hereunder for a Plan Year shall be irrevocable, except that the Administrative Committee may, in its discretion, grant a suspension of a Participant's deferral election for such time as the Administrative Committee deems to be necessary upon a finding that the Participant has suffered a Financial Emergency. A Participant who believes he has suffered a Financial Emergency must petition the Administrative Committee in writing to request a suspension of his deferrals hereunder.

         4.6     COMPANY CONTRIBUTIONS.

         (1) Age-Weighted Contributions. Effective as of the last day of each 3-month quarter during a Plan Year, a hypothetical Age-Weighted Contribution with respect to each Participant shall be allocated and credited to affected Participants' accounts under the Deferred Compensation Ledger by the Administrative Committee. The Age-Weighted Contribution shall be based on the Participant's Age-Weighted Contribution Percentage ("AWCP") as determined based on the schedule set forth below:


                    Age as of First
                    Day of Plan Year               AWCP
                    ----------------               ----
                      Under Age 40                 2.00%
                      40-44                        2.50%
                      45-49                        3.00%
                      50-54                        4.00%
                      55-59                        5.00%
                      60 or older                  6.00%



         To compute a Participant's Age-Weighted Contribution for a Plan Year, his AWCP shall be multiplied by the difference between, for the Plan Year, the Participant's (i) "Total 401(k) Compensation" (defined below) and his (ii) "Net 401(k) Compensation" (defined below).

         "Total 401(k) Compensation" means the total of all cash amounts payable by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant during the Plan Year (including overtime pay, Bonuses and incentive or other supplemental pay and amounts which he could have received in cash (i) in lieu of a contribution to this Plan or a 401(k) Salary Deferral Contribution made under the Smith International, Inc. 401(k) Retirement Plan (the "401(k) Plan") and (ii) had he not entered into a salary reduction agreement pursuant to a cafeteria plan under Section 125 of the Code), excluding, however, severance pay. The Total 401(k) Compensation of any Participant taken into account for purposes of the Plan shall be prorated for (i) a Plan Year of less than twelve months (other than the first Plan Year) or (ii) in the case of a Participant who is either a Participant for less than the entire Plan Year or receives Compensation for less than the entire Plan Year.

          "Net 401(k) Compensation" means the total of all cash amounts payable by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant during a Plan Year (including overtime pay, Bonuses and incentive or other supplemental pay and amounts which he could have received in cash (i) in lieu of a 401(k) Salary Deferral Contribution made under the 401(k) Plan and (ii) had he not entered into a salary reduction agreement pursuant to a cafeteria plan under Section 125 of the Code), excluding, however, severance pay and Employee contributions to this Plan or to another deferred compensation program other than 401(k) Salary Deferral Contributions made to the 401(k) Plan. The "Net 401(k) Compensation" of any Participant taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such amount to be (i) adjusted automatically to reflect any cost-of-living increases authorized by Section 401(a)(17) of the Code and (ii) prorated for (a) a Plan Year of less than twelve months (other than the first Plan Year) or (b) in the case of a Participant who is either a Participant for less than the entire Plan Year or receives Compensation for less than the entire Plan Year.

         Notwithstanding the preceding provisions of this Section, only with respect to the first Plan Year (beginning on October 1 and ending on December 31, 1993), Age-Weighted Contributions shall be made only on behalf of those Participants whose Total 401(k) Compensation is in excess of $235,840 for the entire 1993 calendar year. With respect to each such Participant, a dollar amount shall be computed which is equal to his Total 401(k) Compensation minus $235,840. To calculate such Participant's Age-Weighted Contribution for the 1993 Plan Year, his AWCP shall be multiplied by the lesser of (i) the dollar amount computed pursuant to the immediately preceding sentence or (ii) the dollar amount of his Total 401(k) Compensation that was payable by the Company to the Participant during the 3-month 1993 Plan Year.

         (2) Make-Up Matching Contributions. The provisions of this subsection (2) shall apply only to those Participants who are also Members in the Smith International, Inc. 401(k) Retirement Plan (the "401(k) Plan") during the Plan Year. To the extent that a Participant's account under the 401(k) Plan is precluded during a Plan Year from receiving any allocation of Matching Contributions under the 401(k) Plan, that it otherwise would have been eligible to receive, as the result of non-discrimination limits imposed by the average deferral percentage ("ADP") test or the actual contribution percentage ("ACP") test under the Code, then such Participant shall be eligible to receive a hypothetical Make-up Matching Contribution hereunder for that Plan Year. The hypothetical Make-up Matching Contribution shall be equal to the difference between (i) the total Matching Contributions that the Participant's account under the 401(k) Plan would have been allocated for the Plan Year without regard to the ADP and ACP tests and (ii) the amount of Matching Contributions actually allocated to his account under the 401(k) Plan for the Plan Year. The hypothetical Make-up Matching Contributions shall be allocated and credited to affected Participants' accounts under the Deferred Compensation Ledger by the Administrative Committee effective as of the last day of the Plan Year. Notwithstanding the preceding provisions of this subsection, no such Make-up Matching Contribution shall be credited by the Administrative Committee on behalf of any Participant who is not in Employment on the last day of such Plan Year for any reason.

         (3) Discretionary Profit Sharing Contributions. The Compensation Committee may, in its discretion, determine the amount, if any, of the Company's hypothetical profit sharing contribution for a Plan Year and how such amount is to be allocated and credited between and among the Participants' accounts under the Deferred Compensation Ledger. A Participant shall not be entitled to share in the allocation of any such Company profit sharing contribution for a Plan Year if he is not in Employment on the last day of the Plan Year for any reason. The Compensation Committee shall have no obligation to authorize any such profit sharing contributions hereunder for any Plan Year.

         4.7 VESTING. All contributions made by Employees and the Company hereunder shall be fully vested and nonforfeitable at all times. All Interest Equivalents credited on all contributions shall also be fully vested and nonforfeitable at all times.

                                  ARTICLE FIVE
                    DEFERRAL OF COMPENSATION AND ALLOCATION
                            OF INTEREST EQUIVALENTS

         5.1 DEFERRAL OF COMPENSATION AND/OR BONUS. If a Participant has elected to defer Compensation and/or a Bonus hereunder for a Plan Year, the deferred amounts shall not be paid when they otherwise would have been paid in the absence of such election. A bookkeeping entry to reflect the deferred amounts shall be credited by the Administrative Committee to the Participant's accounts under the Deferred Compensation Ledger. With respect to Compensation and Bonuses deferred hereunder for a Plan Year, each such deferred amount shall be credited to the Participant's accounts under the Deferred Compensation Ledger as of the date it otherwise would have been paid to the Participant and shall reflect a mere promise by the Company to pay such amounts in the future.

         5.2 INTEREST EQUIVALENTS. AR amounts credited and allocated to a Participant's accounts under the Deferred Compensation Ledger shall be credited quarterly with Interest Equivalents. The rate of Interest Equivalents shall be equal to 120% of the long-term, applicable federal rate (AFR) for quarterly compounding for the last month of the calendar quarter immediately preceding the calendar quarter in which the Interest Equivalents are to be credited. For example, for purposes of crediting Interest Equivalents for the 3-month quarter ending December 31 of a given Plan Year, 120% of the AFR rate for September of that Plan Year will be used.

         Allocations of Interest Equivalents shall be computed and credited by the Administrative Committee based on the balances credited to the Participant's accounts under the Deferred Compensation Ledger as of the last day of each calendar quarter during a Plan Year, i.e., March 31, June 30, September 30 and December 31. Compensation and Bonuses being deferred during a calendar quarter shall be considered to be invested on the mid-point day of the calendar quarter during which such amounts would otherwise have been payable to the Participant and shall be credited with Interest Equivalents accordingly for that calendar quarter. In the event of a distribution following a Determination Date, the Participant's account balances shall be credited with Interest Equivalents based on such account balances as of the last day of the month which includes the Determination Date.

         Interest Equivalents credited to the Participant's accounts under the Deferred Compensation Ledger shall be compounded quarterly and shall increase the contingent benefits receivable by the Participant in the future.

         5.3 DETERMINATION OF ACCOUNT. The aggregate amount credited to a Participant's accounts under the Deferred Compensation Ledger shall consist of
(i) the amounts of Compensation and Bonuses that were deferred pursuant to Article Four, plus (ii) the amounts of hypothetical Company contributions credited to the Participant's accounts pursuant to Article Four, plus (iii) the amounts of Interest Equivalents credited to such accounts pursuant to Article

Five, minus (iv) the aggregate amount of any distributions made from his accounts pursuant to Article Six.

                                  ARTICLE SIX
                                 DISTRIBUTIONS

         6.1 AMOUNT OF DEFERRED COMPENSATION SUBJECT TO DISTRIBUTION. As of the Participant's Determination Date, the aggregate amount credited to his accounts maintained under the Deferred Compensation Ledger shall become distributable in accordance with the provisions of Section 6.2. Any amount that is to be distributed to a Participant or Beneficiary pursuant to this Article Six shall be fixed and determined as of the last day of the month which includes the Determination Date.

         6.2 FORM OF DISTRIBUTIONS. Upon the occurrence of the Participant's Determination Date, the amount in a Participant's accounts maintained under the Deferred Compensation Ledger shall become distributable to such Participant (or to his Beneficiary in the event of Participant's death) in one of the following forms as elected in writing by such person:

                          (i) Lump-sum distribution of the entire balance credited to the Participant's accounts as of the last day of the month in which the Determination Date occurs; or

                          (ii) If the distributable amount is at least $10,000, annual installments to be paid during a specified period of not less two (2) nor more than ten (10) years. If the distributable amount is less than $10,000, it shall automatically be paid in a lump sum distribution.

         6.3      TIMING OF DISTRIBUTIONS.

         (1) Lump Sum Distribution. Lump sum distributions shall be made by the last day of the month immediately following the month in which the Determination Date occurs.

         (2) Installment Payments. Annual installment payments shall commence as of the date selected by the Participant which date must be (i) the first day of a quarter and (ii) within one year of the Determination Date. Thereafter, the remaining installment payments shall be made as of the annual anniversary of the first installment date.

         (3)      Deferral of Distribution.

                  (a) Determination Date Prior to Age 55. If the Participant has not attained age 55 as of his Determination Date, subject to
         Section 6.4, he may petition the Administrative Committee in writing to request that (i) his distribution hereunder be deferred until the date selected by the Participant which date must be the first day of any quarter between the Participant's 55th birthday and the quarter next following the quarter containing his 65th birthday, and (ii) the form of the distribution be either in a lump sum or installment payments pursuant to subsections (1) or (2) of this Section. If the Participant's request is approved by the Administrative Committee in its sole discretion, distribution shall be made in accordance with the Participant's election.

                    (b) Determination Date on or After Age 55. If the Participant has attained age 55 as of his Determination Date, subject to Section 6.4, he may direct the Administrative Committee in writing that (i) his distribution hereunder be deferred until the date selected by the Participant, which date must be the first day of any quarter between the Participant's 55th birthday and the quarter next following the quarter containing his 65th birthday, and (ii) the form of the distribution be either a lump sum or installment payments pursuant to subsections (1) or (2) of this Section. A valid direction from the Participant in accordance with the immediately preceding sentence shall be followed by the Administrative Committee and does not require the discretionary approval of the Administrative Committee in order to be effective.

                    (c) Account Balance must be $10,000 or More. A Participant shall not be permitted to defer receipt of his distribution pursuant to this subsection (3) unless, as of the last day of the month which contains his Determination Date, the aggregate balance in his accounts maintained under the Deferred Compensation Ledger is at least $10,000.

          (4) Immediate Distribution Due to Competition with the Company. In the event that (i) a Participant has (a) incurred a Determination Date and (b) elected an installment payment form of distribution pursuant to subsection (2) above or a deferral of his distribution to a later date pursuant to subsection
(3) above, and (ii) has "engaged in competition with the Company (as defined below) at any time prior to the date that he receives a complete distribution of his benefits, then, in the discretion of the Administrative Committee, the remaining balance credited to his accounts maintained under the Deferred Compensation Ledger shall be paid to such Participant in a lump sum distribution as soon as administratively practicable without regard to any Interest Equivalents for the quarter in which such lump sum distribution is made.

          For purposes of the preceding paragraph, a Participant shall be considered to be "engaged in competition with the Company" to the extent that the Administrative Committee in good faith determines that at any time while the Participant has a balance credited to his accounts under the Deferred Compensation Ledger he, directly or indirectly, alone or with others, (i) engages in or has more than a 2% ownership interest in any person or entity, whether as an employee, owner, partner, equity security holder, or otherwise, that engages in, or participates as an employee, agent, partner, principal shareholder or joint venturer in, any activity competitive with the business carried on by the Company or any Subsidiary as determined by the Administrative Committee or (ii) induces or attempts to induce any employee of the Company or any Subsidiary to leave such employment or in any other manner to detrimentally interfere with such employment, without first obtaining the written consent of the President of the Company.

          6.4 ADVANCE DISTRIBUTION ELECTION REQUIRED. The Participant's election as to the form and timing of his distribution hereunder must be made at least one year prior to the date that he is eligible to receive a distribution hereunder for any reason other than Financial Emergency, and such election shall be irrevocable during such one-year period. If the Participant or Beneficiary, as the case may be, (i) validly elects annual installment payments or (ii) validly defers making a distribution election until a later date, then Interest Equivalents shall continue to be credited by the Administrative Committee to undistributed amounts allocated to the Participant's accounts under the Deferred Compensation Ledger. However, no further deferrals of Compensation or Bonuses shall be made by the Participant, and no further Company contributions shall be made on his behalf, after his Determination Date. Pending receipt of any distribution from the Plan, the Participant or Beneficiary shall remain subject to Section 7.2 and other applicable provisions of the Plan.

         6.5 DISTRIBUTIONS DUE TO FINANCIAL EMERGENCY. A Participant who believes he has suffered a Financial Emergency may in writing request a distribution of the portion of his account balances needed to satisfy the emergency need. The Administrative Committee will review the Participant's request to determine whether, in its discretion, a Financial Emergency has occurred and, if so, the amount reasonably needed to satisfy the emergency need. All deferrals of Compensation and/or Bonuses authorized by the Participant for the remainder of the Plan Year shall be suspended before any distribution is made hereunder on account of the Financial Emergency.

         In its discretion, the Administrative Committee shall authorize a distribution to the Participant in the amount reasonably necessary to satisfy the Financial Emergency. No Interest Equivalents shall be credited to the Participant's accounts during a calendar quarter with respect to the amount distributed to satisfy the Financial Emergency.

         6.6 PAYOR OF DEFERRED COMPENSATION. Benefits payable under the Plan with respect to a Participant's accounts maintained under the Deferred Compensation Ledger shall be the obligation of, and payable by, the Company; provided, however, the Company may seek reimbursement from any Subsidiary which employed the Participant. Adoption and maintenance of the Plan by the Company and any Subsidiary shall not, for that reason, create a joint venture or partnership relationship between or among such entities for purposes of payment of benefits under the Plan or for any other purpose.

         In order to meet its contingent obligations under the Plan, the Company shall not set aside any assets or otherwise create any type of fund in which any Participant, or any person claiming under such Participant, has an interest other than that of an unsecured general creditor of the Company or which would provide any Participant, or any person claiming under such Participant, with a legally enforceable right to priority over any general creditor of the Company in the event of insolvency of the Company. For all purposes of the Plan, the Company shall be considered insolvent if it is unable to pay its debts as they mature or if it is subject to a pending proceeding as a debtor under the U.S. Bankruptcy Code.

         During any period in which a Trust is in existence, benefits payable under the Plan shall be payable by the Trustee in accordance with the terms, provisions, conditions and limitations of the Plan and Trust. To the extent that any distribution described in the immediately preceding sentence does not fully satisfy the obligation for any benefit due under the Plan, the Company shall remain fully liable and obligated for full payment of any unpaid benefit due and payable under the Plan.

         6.7 CLAIMS PROCEDURES. When a benefit is due and payable under the Plan, a claim should be submitted to the Administrative Committee or Trustee, as applicable, by the Participant or by his Beneficiary in the event of Participant's death ("Claimant" for purposes of this section). A decision on a Claimant's claim for benefits shall be made within twenty (20) days after receipt of the claim. In the event there is a disagreement concerning the amount payable to the Claimant, the Claimant shall receive written notification of the amount in dispute and shall be entitled to a full review of his claim. A Claimant desiring a review must submit a written request to the Compensation Committee requesting such a review, which request should include whatever comments or arguments that the Claimant wishes to make. Incident to the review, the Claimant may represent himself or appoint a representative to do so, and he shall have the right to inspect all documents pertaining to the issue. The Compensation Committee, in its discretion, may schedule any meeting with the Claimant and/or the Claimant's representative that it deems to be necessary or appropriate to facilitate or expedite its review of the amount in dispute.

          A request for a review must be filed with the Compensation Committee within sixty (60) days after notice of the disputed amount is received by the Claimant. If no request is received within the 60-day time limit, the determination of the amount due by the Administrative Committee or Trustee, as applicable, will be final. However, if a request for review of a disputed amount is timely filed, the Compensation Committee must render its decision under normal circumstances within thirty (30) days of its receipt of the request for review. In special circumstances the decision may be delayed if, prior to expiration of the initial 30-day period, the Claimant is notified of the extension, but must in any event be rendered no later than sixty (60) days after receipt of the Claimant's request. All decisions of the Compensation Committee shall be in writing and shall include specific reasons for whatever action has been taken, as well as the Plan provisions on which the decision is based.

         6.8 REIMBURSEMENT OF PARTICIPANT. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant or others concerning the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including, without limitation, as a result of any contest by the Participant about the amount of any payment due pursuant to this Plan), plus in each case interest on any delayed payment at the applicable interest rate specified in Section 5.2 hereof. To the extent that the Company is found under a final decree of a court of competent jurisdiction to have engaged in an intentional breach of contract without good cause, bad faith or fraudulent conduct hereunder in delaying or failing to make any payment due under this Plan, then the amount found due to any Participant shall be doubled and paid to Participant within thirty (30) days.

         6.9 FACILITY OF PAYMENTS. If the Administrative Committee determines that any person entitled to payments under the Plan is physically or mentally incompetent to receive or properly receipt for such payments, the Company shall make such payments or, if applicable, the Administrative Committee shall direct the Trustee to make the payments, to the legal guardian or other personal representative of such person for the use and benefit of such person. If the Administrative Committee for any reason is unable to determine with reasonable certainty the proper person to pay pursuant to the immediately preceding sentence, the Company shall pay or, if applicable, the Administrative Committee shall direct the Trustee to pay, any amounts due hereunder into a court of competent jurisdiction in an interpleader proceeding for purposes of being directed by such court as to the proper disposition of such amounts. Any such payments so made by the Company or the Trustee, to the extent of the amounts thereof, shall be a full and complete discharge of any liability or obligation of the Plan, Trust, Company, Administrative Committee, Compensation Committee, Board and other interested parties, therefor.

         6.10 BENEFICIARY DESIGNATIONS. Each Employee upon becoming a Participant shall file with the Administrative Committee a designation of one or more Beneficiaries to whom benefits otherwise payable to the Participant shall be made in the event of his death prior to the complete distribution of the amount credited to his accounts under the Deferred Compensation Ledger. Such designation shall be effective when received in writing by the Administrative Committee. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. The last valid designation received by the Administrative Committee shall be controlling; provided, however, that no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participant's death and in no event shall it be effective as of a date prior to its receipt.

         If no valid Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with applicable law, the payment of the Participant's death benefits under the Plan shall be made to the Participant's estate. If the Administrative Committee is in doubt as to the right of any person to receive such amount, the Administrative Committee may direct that the amount be paid into any court of competent jurisdiction, and such payment shall be a full and complete discharge of any liability or obligation of the Plan, Trust, Company, Administrative Committee, Compensation Committee, Board and other interested parties, therefor.

         6.11 WITHHOLDING OF TAXES. The Administrative Committee shall direct the Company or, if appropriate, the Trustee, to withhold from the amount of benefits payable under the Plan all federal, state and local taxes required to be held under any applicable law or governmental regulation or ruling.

                                 ARTICLE SEVEN
                             RIGHTS OF PARTICIPANTS

         7.1 ANNUAL STATEMENT TO PARTICIPANTS. As soon as practicable after the end of each Plan Year, or at such other time as the Administrative Committee determines to be appropriate, the Administrative Committee shall cause to be prepared and delivered to each Participant a written statement showing the following information and such other information that the Administrative Committee decides is appropriate:

                 (i) The beginning balances in the Participant's accounts under the Deferred Compensation Ledger as of the first day of the Plan Year;

                 (ii) The amount of Compensation and Bonuses deferred for the Plan Year and credited to the Participant's accounts under the Deferred Compensation Ledger for the Plan Year;

                 (iii) The amount of Company contributions for the Plan Year that were credited to the Participant's accounts under the Deferred Compensation Ledger for the Plan Year;

                 (iv) The adjustments to the Participant's accounts to reflect the crediting of Interest Equivalents and any distributions made during the Plan Year; and

                 (v) the ending balances in the Participant's accounts under the Deferred Compensation Ledger as of the last day of the Plan Year.

         7.2 LIMITATION OF RIGHTS. Nothing in this Plan shall be construed to:

                 (i) Give any individual who is employed by the Company or any Subsidiary any right to be a Participant in the Plan unless and until such person is selected by the Compensation Committee.

                 (ii) Give a Participant any rights, other than as an unsecured general creditor of the Company or Subsidiary, with respect to the Compensation, Bonuses, Company contributions and Interest Equivalents credited to his accounts under the Deferred Compensation Ledger until such amounts are actually distributed to him;

                 (iii) Limit in any way the right of the Company or any Subsidiary to terminate a Participant's Employment with the Company or any Subsidiary;

                 (iv) Give a Participant or any other person any interest in any fund or in any specific asset of the Company or any Subsidiary;

                 (v) Give a Participant or any other person any interests or rights other than those of an unsecured general creditor of the Company or any Subsidiary;

                 (vi) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position, at any particular rate of remuneration, or for any particular time period; or

                 (vii) Create a fiduciary relationship between the Participant and the Company, Subsidiary, Compensation Committee, and/or Administrative Committee.

          7.3 NONALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void and without effect. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall be held by the Company for the sole benefit of the Participant or Beneficiary, his spouse, children, or other dependents, or any of them, in such manner as the Administrative Committee shall deem proper, free and clear of the claims of any party.

         The first paragraph of this section shall not preclude (i) the Participant from designating a Beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereto.

                                 ARTICLE EIGHT
                                 MISCELLANEOUS

         8.1 AMENDMENT OR TERMINATION OF THE PLAN. The Administrative Committee may amend or terminate the Plan at any time effective as of the date specified by the Administrative Committee, including amendments with a retroactive effective date; provided, however, the provisions of 8.2 may not be amended without the consent of at least two-thirds of all affected Participants and no amendment may be made which affects the rights or duties of the Compensation Committee hereunder without its consent. In addition, unless the particular Participant (or his Beneficiary in the event of Participant's death) consents in writing, no such amendment or termination shall adversely affect any rights of such Participant or Beneficiary to any amounts which are required to be allocated and credited hereunder to his accounts maintained under the Deferred Compensation Ledger. However, in the event that incident to any such amendment or termination, payment of any benefit accrued under the Plan is accelerated, such benefit shall be paid by the Company if payment of such benefit would otherwise be made by the Trustee from assets of the Trust under circumstances which would at any time when the Company is insolvent (i) treat the Participant, or any person claiming under the Participant, as other than a general unsecured creditor of the Company or (ii) provide the Participant, or any person claiming under the Participant, with a legally enforceable right to priority over any general unsecured creditor of the Company. For purposes of this paragraph, "insolvent" means the Company is unable to pay its debts as they mature or the Company is subject to a pending proceeding as a debtor under the U.S. Bankruptcy Code.

         8.2 POWERS OF THE COMPANY. The existence of outstanding and unpaid benefits under the Plan shall not affect in any way the right or power of the Company or any Subsidiary to make or authorize any adjustments, recapitalization, reorganization or other changes in the Company's or Subsidiary's capital structure or in its business, or any merger or consolidation of the Company or any Subsidiary, or any issue of bonds, debentures, common or preferred stock, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of their assets or business, or any other act or corporate proceeding, whether of a similar character or otherwise.

          Should the Company or any Subsidiary (or any successor thereto) elect to dissolve, enter into a sale of its assets, or enter into any reorganization incident to which it is not the surviving entity, unless the surviving or successor entity shall formally agree to assume and continue the Plan, and the Trust if applicable, the Plan shall terminate with respect to the Company or any Subsidiary (or any successor thereto) on the earlier of the date of closing or the effective date of such transaction. In such event, the full amount of any remaining unpaid benefits credited to the accounts maintained under the Deferred Compensation Ledger for each Participant shall immediately be paid in a single lump sum payment of cash as if each such Participant had retired under applicable provisions of the Plan on the date immediately prior to the earlier of the date of closing or the effective date, whichever is applicable, of such dissolution, liquidation, sale or other reorganization.

         Should any successor to the Company assume and continue the Plan and Trust incident to a transaction described in the immediately preceding paragraph, the full amount of any remaining unpaid benefits credited to Participants' accounts under the Deferred Compensation Ledger shall become informally funded in full. Such funding shall be paid to the trustee of the Trust in a single lump sum in cash not later than the earlier of date of closing or the effective date, whichever is applicable, of the transaction or event that gave rise to such assumption and continuation of the Plan and Trust by such successor.

         8.3 WAIVER. No term or condition of this Plan shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Plan, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          Any waiver by either party hereto of a breach of any provision of this Plan by the other party shall not operate or be construed as a waiver by such party of any subsequent breach thereof

         8.4 SEPARABILITY. In the event that any provision of this Plan is declared invalid and not binding on the parties hereto in a final decree or order issued by a court of competent jurisdiction, such declaration shall not affect the validity of the other provisions of this Plan to which such declaration of invalidity does not relate and such other provisions shall remain in full force and effect.

         8.5 GENDER, TENSE AND HEADINGS. Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. The words "hereof", "hereunder", "herein," and similar compounds of the word "here" shall refer to the entire Plan and not to any particular term or provision of the Plan. Headings of Articles and Sections, as used herein, are inserted solely for convenience and reference and shall not affect the meaning, interpretation or scope of the Plan.

         8.6 GOVERNING LAW. The Plan shall be subject to and governed by the laws of the State of Texas (other than such laws relating to choice of laws), except to the extent preempted by ERISA.

         8.7 NOTICE. Any notice required or permitted to be given under this Plan shall be sufficient if in writing and hand-delivered with appropriate proof of same, or sent by registered or certified mail, return receipt requested, to the Company, Administrative Committee, Compensation Committee, Participant, Beneficiary or other person or entity at the address last furnished by such person or entity. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.





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

         8.8 EFFECTIVE DATE. The effective date of the Plan shall be October 1, 1993.


         IN WITNESS WHEREOF, this Plan is executed this 30 day of September, 1993 by a duly authorized officer of the Company, to be effective as of October 1, 1993.

                                                  SMITH INTERNATIONAL, INC.


                                                  By: /s/ K.R VAN HAREN

                                                  Name: K.R. Van Haren
                                                  Title: Ass't. Treasurer

                             FIRST AMENDMENT TO THE
                           SMITH INTERNATIONAL, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         WHEREAS, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Smith International, Inc. (the "Company") by unanimous consent approved the adoption of the Smith International, Inc. Supplemental Executive Retirement Plan (the "Plan") on September 27, 1993; and

         WHEREAS, the Compensation Committee expressly authorized the proper officers of the Company to effectuate and implement the Plan substantially in the form approved by the Compensation Committee, together with any changes which such officers deem to be necessary or appropriate; and

         WHEREAS, the Compensation Committee and the proper officers of the Company deem it to be necessary and appropriate to amend the Plan to add a new matching contribution and to impose a limit on the amount of matching contributions that can be credited by the Company on behalf of any individual Participant in the Plan with respect to any single Plan Year;

         NOW, THEREFORE, the Plan is hereby amended, effective as of the initial effective date of the Plan, October 1, 1993, as follows:

              The following new subsections are hereby added to the Plan immediately following the existing subsection 4.6(2):

              (2)(A) SERP Matching Contributions. The provisions of this subsection (2)(A) shall apply only for a Plan Year for which a matching contribution is made to eligible participants under the 401(k) Plan. To the extent of elective deferrals of Compensation and/or Bonus actually deferred and credited hereunder during such Plan Year (i.e., current Plan Year salary, and prior Plan Year Bonus (if any), deferred and credited during such Plan Year), the Participant shall be entitled to a SERP Matching Contribution thereon based upon the matching percentage for such Plan Year under the 401(k) Plan, subject to the limitation under subsection (2)(B) hereof. The SERP Matching Contributions shall be allocated and credited to affected Participants' accounts under the Deferred Compensation Ledger by the Administrative Committee effective as of the last day of the Plan Year. Notwithstanding the preceding provisions of this subsection, no such SERP Matching Contribution shall be credited by the Administrative Committee on behalf of any Participant who is not in Employment on the last day of such Plan Year for any reason.

              (2)(B) Limitation on SERP Matching Contributions. Notwithstanding any provision herein to the contrary, the amount of a SERP Matching Contribution (as described in subsection (2)(A) above) for any single Plan Year that can be allocated and credited to any individual Participant's account under the Deferred Compensation Ledger shall not exceed a dollar amount computed as follows:

              (a) Six Percent (6%) of such Participant's total 401(k) Compensation (as defined in Section 4.6(l) above) for such Plan Year, excluding therefrom any Annual Incentive Plan Bonus, less;

              (b) The amount of any Make-up Matching Contribution for such Plan Year computed and credited pursuant to subsection (2) above, and the amount of matching credited to the Participant in the 401(k) Plan for the Plan Year.

         The intent of this limitation is to cap total matching dollars in both plans combined at an amount equal to 6% of base salary.

         The remainder of the Plan shall remain unchanged.

         IN WITNESS WHEREOF, this First Amendment has been approved and adopted on this 30th day of November, 1993, to be effective as of October 1, 1993.


ATTEST:                                            SMITH INTERNATIONAL, INC.


By: /s/ VIVIAN M. CLINE                            By: /s/ K.R. VAN HAREN

Name: Vivian M. Cline                              Name: K.R. Van Haren
Title: Asst. Secretary                             Title: Asst. Treasurer





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